GENERAL AGREEMENT

THIS GENERAL AGREEMENT (this "Agreement") entered into this 2nd day of May, 1998, by and between EAST TENNESSEE MATERIALS & ENERGY CORPORATION (a Tennessee Corporation), having a place of business in Oak Ridge, Tennessee, hereinafter referred to as M&EC, and PERMA-FIX ENVIRONMENTAL SERVICES, INC. (a Delaware Corporation), having its corporate offices in Gainesville, Florida, hereinafter referred to as PESI, agree to as the date above to work together and/or separately as provided in this Agreement. The parties may alternate as contractor or subcontractor in contracts with customers under this agreement. They will each be bound by the laws of the contractors state of corporate residence and in the state in which the work is performed under such contracts.

The terms "Party" and "Parties" shall mean M&EC and PESI as used in this Agreement.

                            WITNESSETH

     WHEREAS, the parties hereto desire to obtain contracts with USDOE customer(s) that possess and need to treat and dispose of certain types of radioactive, mixed or hazardous wastes and/or environmental restoration projects in accordance with the Description of Services as contained in Appendices A, B and C (attached), hereinafter called "Services."

     WHEREAS, since certain customers may require these selected Services, the parties have agreed that in some cases, a mutual effort in offering and performing Services to/for selected customers may enhance the likelihood of contract awards to the parties in accordance with the terms of this Agreement.

1.   CONTRACTOR-SUBCONTRACTOR RELATIONSHIP
     _____________________________________

Throughout the term of this Agreement, in connection with the activities described in Appendices A, B and C of this General Agreement, M&EC or PESI can act as a Contractor for work described, subject to the exceptions noted herein, and M&EC or PESI can act as subcontractor for that specific scope of work that are specifically described and attached to the respective appendices. Upon agreeing upon a specific scope of work (which must be attached to the Services described in the appendices), the specific contractor/subcontractor relationship, financial agreements and term shall be specifically established.

2.   PROPOSAL PREPARATION
     ____________________

     a. The parties to this Agreement in response to requests for active proposals ("RFPs") may use the Services described in Appendix A, B or C to this Agreement of the other party to provide the Services that such other party is capable0f performing as a subcontractor. The parties acknowledge and agree that either party may participate in an agreement to provide services described in the attached Appendix A, B or C without the other party to this Agreement.

     b. The parties shall use their best efforts in preparing and submitting to the other party (the "Contracting Party") those portions of a proposal or other information relating to their Services for use in a proposal being submitted to a prospective customer by the Contracting Party.

     c. The parties will negotiate proposed contracts with customers in good faith. Any subcontract resulting from


          EAST TENNESSEE MATERIALS & ENERGY CORPORATION/
              PERMA-FIX ENVIRONMENTAL SERVICES, INC.

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         the contract negotiations with a customer shall reflect
          the final scope of work negotiated between the customer and M&EC or PESI and be attached to this Agreement as a numbered Addendum.


     d. It is agreed that the parties will bid wherever appropriate; however, if the RFP issued by the customer requires that bids for Services be submitted to the customer on a basis other than a unit price basis, then, the other party shall offer their Services as a subcontractor on the basis of the same price structure that the Contracting Party shall be performing their Services.

     e. Both parties may prepare the proposals, integrate the data provided by the other company and submit the proposals to the customer. Both parties should consult with each other on decisions affecting input to such proposals.

     f. Parties may identify the contribution of the other party in the proposal and the other contracts with their customers and shall propose the other party as the subcontractor for that work to the customer, and shall provide appropriate information about the other party, if requested by the customer.

     g. Each party agrees to bear all costs and expenses incurred by it in the preparation of proposals, marketing, sales or any other direct or indirect costs not otherwise specified in Appendix A, B, or C.

3.   AWARD OF SUBCONTRACT
     ____________________

     a. If either party enters into a contractual relationship with a customer to provide Services, the other party if designated as subcontractor, is subject to any specific requirements by the customer, then the Subcontractor shall use its best efforts to satisfy the specific requirements of the customer so as not to jeopardize the contract obtained by the Contractor.

     b. The subcontractor shall be subject to the mutual agreement of the parties relative to terms and conditions including price and delivery schedule; except that they may contain clauses required by the applicable regulations and by the prime contract, which by its terms are to be accepted by the subcontractor.

4.   DISCLOSURE AND PROTECTION OF INFORMATION
     ________________________________________

     a. Any proprietary and/or confidential information and documents exchanged by the parties shall be identified by the furnishing party as such by (i) appropriate stamp or marking on the documents exchanged, or (ii) written notice of proprietorship, sent to the receiving party no later than two (2) weeks after disclosure, with listing of all proprietary material and appropriately stamped or marked summaries of such other disclosures.

     b. The receiving party will hold such proprietary information in confidence for a period of five (5) years from the date of receipt of the information, except as noted below. During this period each party will use such information available only to its employees having a "need to know" in order to carry out their functions in connection with such effort. Unless authorized in writing by the party originally transmitting such proprietary





          EAST TENNESSEE MATERIALS & ENERGY CORPORATION/
              PERMA-FIX ENVIRONMENTAL SERVICES, INC.

FI/M&EC598.END            Page 2 of 11               May 27, 1998
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          information hereunder, the receiving party will not
          otherwise use or disclose such proprietary information during the above-mentioned five (5) year period except that it may be disclosed to customers for evaluation in connection with proposals submitted in accordance with the terms of this Agreement, provided any such disclosure bears an appropriate restrictive legend and is agreed to in writing by the party whose information is being disclosed.

     c. Confidential information shall not be afforded the protection of this Agreement, if on the effective date hereof, such information has been, or from the time thereafter such information is:

          i. developed by the receiving party independently of the furnishing party;

          ii. rightly obtained without restriction by the receiving party from a third party;

          iii. publicly available other than through the fault or negligence of the receiving party; or

          iv. released without restriction by the furnishing party to anyone, including the United States
               Government.

     d. Should the receiving party be faced with legal action Or a requirement under regulatory authority to disclose proprietary information received hereunder, the receiving party shall forthwith notify the furnishing party, and, upon the request of the latter, shall cooperate with the furnishing party in contesting such a disclosure. Except in connection with failure to discharge responsibilities set forth in the preceding sentence, neither party shall be liable in. damages for any disclosures pursuant to judicial action or regulatory regulations or for inadvertent disclosure where the customary degree of care has been exercised; provided, that upon discovery of such inadvertent disclosure, it shall have endeavored to prevent any further inadvertent disclosure.

     e. No license under any patents is granted or conveyed by one party's transmitting proprietary information to the other party hereunder, nor shall such a transmission constitute any representation, warranty, assurance, guarantee or inducement by the transmitting party to the other party with respect to infringement of patent or other fights of others.

     f. All proprietary information furnished hereunder shall remain the property of the furnishing party. The receiving party shall return or destroy all copies of proprietary information received under this Agreement as directed by the party supplying the information. Upon request, the receiving party shall send the furnishing party a destruction certificate.

5.   RIGHTS IN INVENTIONS. DATA AND INFORMATION
     __________________________________________

Inventions shall be and remain the property of the party making such inventions. In the event joint inventions are made by the parties in the course of the work under the Agreement, such inventions shall be jointly owned by the parties. In this regard the parties may be required to and shall grant license or other rights to customers for inventions, data, and for information under provision which may be contained in the Customer's prime contracts, provided, such license or other fights shall not exceed those required by said contract.

          EAST TENNESSEE MATERIALS & ENERGY CORPORATION/
              PERMA-FIX ENVIRONMENTAL SERVICES, INC.

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6.   EXPENSES
     ________

Except for the compensation which may be paid to the parties in accordance with any contracts and subcontracts with customers, each party shall bear all its own expenses incurred in connection with activities undertaken pursuant to this Agreement.

7.   CHANGES
     ________

     a.   Affiliation Changes
          ___________________
          If affiliation changes are made, the party requesting a change shall provide a 60 day notice to the affected party describing the planned changes. The affected party may accept the changes or terminate the Agreement.

     b.   Process Changes
          _______________
          Both companies reserve the right to make changes in the services furnished by the company which, in its opinion, may be required in order to meet the requirements of a purchase order or contract and all applicable regulations. The party making changes shall submit to the other party prospective modifications to the prices that they will charge for services. Either party shall have the option of accepting the proposed modifications or terminating their services under the subject purchase order or contract.

     c.   Codes, Laws, and Regulations
          ____________________________
          Both companies will comply with all applicable codes and federal, state, and local laws and regulations, including the applicable requirements of governmental authorities, regarding (i) transportation, inspection, handling, processing, and disposal of the materials and wastes generated from the materials; and (ii) the design, construction, operation, and maintenance of the facilities and transportation equipment.

8.   PUBLICITY
     _________

No publicity or advertising regarding any proposal or contract resulting from or relating to this Agreement shall be released by either party without the prior written approval of the other party.

9.   INDEPENDENT CONTRACTOR RELATIONSHIP
     ___________________________________

The parties have entered into this Agreement as independent contractors; and this Agreement does not establish, create, nor should it in any way be interpreted as establishing, or creating a joint venture, partnership or formal business organization of any kind. Any exclusive relationship must be specifically stated in the scope of work which is further described as an addendum to Appendix A, B or C and signed by both parties.

10.  TERMINATION
     ___________

This Agreement and all fights and duties hereunder, except those in paragraph 4 will cease and terminate upon the first to occur of the following:

     a.   There is no expiration to this General Agreement;
          however, each Appendix attached must have a time period described unless it is further described in the specific scopes of work attached to each Appendix;

          EAST TENNESSEE MATERIALS & ENERGY CORPORATION/
              PERMA-FIX ENVIRONMENTAL SERVICES, INC.

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    b.   Substantial failure of either party to perform as
          provided in this Agreement. The affected party can notify the other party that it plans to terminate with 30 days written notice;

     c. Mutual agreement by the parties. In the absence of such agreement, no party may unilaterally withdraw; or

     d. Both companies shall remain in regulatory compliance to the best of their abilities during the term of the Agreement. In the event either party feels the compliance status of the other may be jeopardizing the reputation of the other due to association, the non-compliant company has 90 days to rectify its regulatory posture to the satisfaction of the other party. Failure to obtain this satisfaction shall make this Agreement null and void.

     e. If either company significantly affiliates with an organization that provides the same service that is offered by the other party in this Agreement, or if the other party develops or acquires the capability to provide this same service from within its own resources, then either party may terminate the provisions of this Agreement by giving 60 days written notice of termination to the other party. The contract may be terminated additionally as follows:

          i. If either party loses or permits to lapse any license or permit required to legally perform the Services they have agreed to provide under the Agreement;

          ii. If either party breaches any of the terms of this Agreement or fails to make payments due to the other party, and after notification by the other party, fails to cure the breach or make such payment within a reasonable period of time, then the non-breaching party shall have the option of terminating the Agreement;

          iii. If either party becomes insolvent, makes an assignment for the benefit of creditors, files a petition for bankruptcy, or if an involuntary petition in bankruptcy is filed against one of the parties;

          iv. If a party to the Agreement commits a criminal act or engages in any activity or conduct which. in the reasonable judgement of the other party, is detrimental to the name of goodwill associated with the other party to this Agreement; or

          v. If both parties have the opportunity to cure the occurrence of an event of termination upon a party's failure to comply with Subsection 10(b), 10(ii). In the case of 10(ii) and 10(iii), the time period to resolve is to be mutually decided.

11.  ASSIGNMENT
     __________

Neither party may assign or transfer its interest herein without the prior consent of the other party; except that either party may, without such prior written consent, assign or transfer its interest herein to a wholly-owned subsidiary. In this event, the wholly-owned subsidiary shall be bound by the terms of this Agreement.

          EAST TENNESSEE MATERIALS & ENERGY CORPORATION/
              PERMA-FIX ENVIRONMENTAL SERVICES, INC.

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12.  INDEMNIFICATION
     _______________

     a. M&EC and PESI shall ensure that its employees shall obey all pertinent rules and regulations of the other party while said employees are present on the premises of the other party, including those relative to the safeguarding of proprietary information.

     b. M&EC agrees to indemnify PESI, its officers, employees, and agents against all loss and liability whatsoever if such damage, injury, or death is caused by any act or omission to the act by M&EC in connection with performance under this Agreement.

     c. PESI agrees to indemnify M&EC, its officers, employees, and agents against all loss and liability whatsoever if such damage, injury. or death is caused by any act or omission to the act by PESI in connection with performance under this Agreement.

     d.   Reversion
          _________
          i. For services that pertain to the management of wastes:

               If it is determined that a certain waste does not conform to the provisions of the waste profile approval, regulations, permits and/or licenses of the receiving party, the contractor is to make arrangement for the waste materials to be removed within 30 days of written notification of nonconformance by the receiving party. The contractor shall assume all costs of shipping and any removal costs incurred by the receiving party for repackaging the waste for transportation.

13.  PAYMENT
     _______

     a. Payment shall be made within fifty (50) days of the date of invoice. Invoices shall be furnished in accordance with scope of work outlining the pricing schedule or as otherwise provided. Unless otherwise agreed to by the parties, any balance outstanding after fifty (50) days shall be subject to a monthly service charge of one percent (1%) for each full and each partial month from the original due date to the date of payment. Service charges can be Billed on a monthly basis.

     b. In the event that either party is unable to abide by the terms of payment, the party not paying may be considered in breach of contract. This breach does not release the company of other terms of contract nor assume termination of the contract.

14.  TAXES
     _____

Prices do not include any sales, use, excise, ad valorem (including property), or similar taxes applicable to the materials, the services, or the work performed by the receiving party. Consequently, in addition to the prices, the amount of any present or future sales, use, excise, ad valorem, or other similar tax applicable to the materials or services or disposal services shall be paid by the party requesting the service.


          EAST TENNESSEE MATERIALS & ENERGY CORPORATION/
              PERMA-FIX ENVIRONMENTAL SERVICES, INC.

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
15.  DELAYS
     ______

     a. Unless otherwise specified, if no materials or part thereof are to be returned to the other company, any Schedule for performance of the services is solely within the discretion of the company in possession of the waste as long as all applicable governmental regulations are met.

     b. The companies shall not be liable for delays or interruptions in the performance of services which arise from any act, delay, or failure to act on the part of any governmental authority, including delays or failure to act in the issuance of permits or licenses; war (declared or undeclared); riot; revolution; acts of God; suspension or interruption in the operations of the facilities, for any reason, including changes in or compliance with applicable codes. laws, and regulations of governmental authorities or process or order of any court or administrative agency; accidents or disruptions such as fire, explosion. or major equipment breakdown; failure or delay, beyond the company's reasonable control in secluding necessary supplies, materials, equipment, services, or facilities; transportation Shortages; labor difficulties such as strikes. slowdowns, shortages, or jurisdictional disputes; availability of acceptable transportation facilities or disposal facilities and sites at reasonable cost; or any cause beyond the company's reasonable control. The time for performance shall be extended for a period equal to the time lost by reason of the delay.

16.  GENERAL LIMITATIONS OF LIABILITY
     ________________________________

     a. The total liability between the companies for all claims of any kind, whether based upon contract obligations. tort liability (including negligence) or otherwise, for any loss or damage arising out of, connected with, or resulting from this Agreement or from the performance or breach thereof, or from the services performed by one of the companies or from the materials or the sale, delivery, resale or use of the materials, shall in no case exceed the aggregate purchase order price or amount of sale.

     b. In no event, whether as a result of breach of contract, tort liability (including negligence), or otherwise, and whether arising before or after performance of any services by either company shall the liability to the other for any damages caused by reason of unavailability of, or failure or delay in obtaining any packaging, transportation. inspection, handling, processing (including decontamination) or disposal equipment or beyond either company's reasonable control; unavailability of the facility or shutdowns or service interruptions thereof; loss of anticipated profits, loss of use of revenue, inventory or use charges, cost of capital, or claims of customers; or for any special. incidental, or consequential damages of any nature.

     c. Neither party shall be liable for regulatory violations by the other or any liabilities arising from such violations.

     d. The provisions of this section shall have precedence over any other provisions of this Agreement and any other agreement between the parties.

     e. The provisions of this section and of other sections of this Agreement providing for limitation of or protection against liability of the companies shall apply to the


          EAST TENNESSEE MATERIALS & ENERGY CORPORATION/
              PERMA-FIX ENVIRONMENTAL SERVICES, INC.

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          full extent permitted by law and regardless of fault and
          shall survive either cancellation or termination of this Agreement.

17.  POSSESSION
     __________

     a. Upon either company taking possession from the other, responsibility for the material which meets the possession requirements of the receiver shall pass from the shipper to the receiver.

     b.   Material and Waste Products.
          ___________________________
          The shipping company represents and warrants that data set forth in the radioactive wastes shipment and/or hazardous waste manifests are true and correct in all respects and is in accordance with all applicable government laws, rules, and regulations.

     c.   Rejection
          _________
          Either company may reject the waste from the other company if the waste does not comply with the applicable waste acceptance criteria as established by the receiving company. However, the receiving company shall endeavor to assist the shipper to try to rectify any and all problems prior to resorting to the return of the waste. In the event the waste is returned, the company returning the waste may impose a reasonable surcharge to cover for handling of the materials.

18.  NON COMPETE
     ___________

PESI agrees to not actively pursue existing customers of M&EC and vice-versa. In the event that a M&EC customer is inadvertently contacted by PESI (and vice-versa) and is identified as an existing customer, efforts by the selling company will be to encourage the current relationship. If the customer wishes to change vendors, the selling company will contact the vendor holding the account with the customer and advise them of this intent. In the event that both companies have made contact with a prospect (or customer), there is no "non-compete" claim by either party.

19.  SURVIVAL OF TERMS
     _________________

The terms described below shall survive the termination or expiration of the Agreement for three (3) years:

     a.   Paragraph 4 - Disclosure and Protection of Information
     b.   Paragraph 5 - Rights in Inventions Data and Information
     c.   Paragraph 8 - Publicity
     d.   Paragraph 12 - Indemnification
     e.   Paragraph 13 - Payment
     f.   Paragraph 16 - General Limitations of Liability

20.  GENERAL
     _______

     a. Both companies represent that services performed by their companies will be performed in compliance with the requirements of the Fair Labor Standards Act of 1938, as amended.

     b. Any assignment of all or any of the rights hereunder by either party without the written consent of the other shall be void.

     c. The provisions of this contract are for the benefit of both companies and not for any other person.



          EAST TENNESSEE MATERIALS & ENERGY CORPORATION/
              PERMA-FIX ENVIRONMENTAL SERVICES, INC.

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     d.   Waiver by either company of any default by the other
          shall not be deemed a waiver of any other default.

     e.   Notices
          _______
          Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, or if mailed, two (2) days after the date of mailing, as follows:


          M&EC:     East TENNESSEE Materials & Energy Corporation
                    109 Jefferson Avenue
                    Oak Ridge, TN

                    Attn: Bill Hillis

          PESI:     Perma-Fix Environmental Services, Inc.
                    1940 N.W. 67th Place
                    Gainesville, FL 32653-1692

                    Attn: Lou Centofanti

          The parties may change the person and addresses to which the notices or other communications are to be sent by giving written notice of any such change in the manner provided herein for giving notice.

     f. Each company shall designate in writing a representative to receive notices or other communications hereunder. All notices and communications shall be given in writing by mail or telegraph.

     g. Exceptions to the Agreement are noted on a separate attachment and must be agreed to by both companies in writing before being a part of this Agreement.

     h. Prices for other sized containers or types of waste or services not specifically stated in this contract shall be obtained from the respective company prior to shipment of waste or performing the service.

     i. Prices do not normally include transportation of materials to either company.

     j. Services do not include supplying of drums, liners, absorbent materials or the ancillary items used for packaging, shipping or transporting.

     k. The handling and processing of special problems associated with authorized services shall be performed and billed on a time and materials basis after agreement of the companies with respect to the scope, schedule and cost for such services.


          EAST TENNESSEE MATERIALS & ENERGY CORPORATION/
              PERMA-FIX ENVIRONMENTAL SERVICES, INC.

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     l.   Both companies agree to provide the other the most
          favorable discount and fee schedule available to their other customers.

     m. PESI shall provide M&EC Certificates of Destruction of all materials as appropriate assuming M&EC is the contractor for waste management services.

21.  ADDITIONAL TERMS
     ________________

     a.   Exhibits
          _________
          All Exhibits annexed hereto and the documents and instruments referred to herein or required to be delivered simultaneously herewith are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such Exhibits, documents or instruments shall be deemed to refer to and include all such exhibits, documents and instruments.

     b.   Applicable Law and Binding Effect
          _________________________________
          This Agreement shall be construed and enforced in accordance with the laws of the State of Florida applicable to agreements to be executed and performed wholly within said state, with the State of TENNESSEE applicable to agreements to be executed and performed wholly within the State of TENNESSEE, and shall insure to the benefit of and be binding upon the parties hereto and their heirs, personal representatives, successors and assigns.

     c.   Invalid Provision
          _________________
          The invalidity or unenforceability of any term or provision of this Agreement or the non-applicability of any such term or provision to the companies or circumstances shall not impair or affect the remainder of this Agreement, and the remaining terms and provision thereof shall not be invalidated, but shall remain in full force and effect and shall be construed as if such invalid, unenforceable or non-applicable provisions were omitted.

22.  ENTIRE AGREEMENT
     ________________
This is the .entire Agreement between the parties including any contractor agreement between Performance Development Corporation
(PDC) and Perma-Fix Environmental Services, Inc. (PESl) concerning Services and it supersedes any prior written or oral agreements thereon and may not be amended or modified except by the subsequent Agreement in writing by duly authorized officers or representatives of the parties.


          EAST TENNESSEE MATERIALS & ENERGY CORPORATION/
              PERMA-FIX ENVIRONMENTAL SERVICES, INC.

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

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed in duplicate originals by its duly authorized representatives on the day and year first above written.


Perma-Fix Environmental            East Tennessee Materials
Services, Inc.                     and Energy Corp.


By: /s/ Louis F. Centofanti        By: /s/ Bill J. Hillis
   ________________________           _______________________
         Signature                          Signature

     Louis F. Centofanti                 Bill J. Hillis
___________________________           _______________________
     Please Print Name                   Please Print Name

Title: President                   Title: President
     _____________________              ____________________

Date:   May 27, 1998               Date: May 27, 1998
     ______________________             _____________________

May 27, 1998





          EAST TENNESSEE MATERIALS & ENERGY CORPORATION/
              PERMA-FIX ENVIRONMENTAL SERVICES, INC.

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

                            Appendix A

This Appendix to the M&EC and PESI GENERAL Agreement sets forth the special conditions applicable to the arrangement when M&EC performs as a "broker of wastes.

1.   East TENNESSEE Materials and Energy Corporation GENERAL
     Description of Services Responsibilities

________________________________________________________________

     a. M&EC shall furnish to PESI, waste manifests, shipping papers, certifications, and related documentation with respect to the Materials necessary for PESI to perform the services required of it under this Agreement.

     b. All information, equipment, personnel, facilities, and other items to be furnished by M&EC shall be furnished in a timely manner so as to facilitate and not delay the orderly performance of the services.

     c. M&EC shall deliver the Materials properly packaged and labeled in accordance with the specifications set forth above and all regulations of federal, state, and local regulatory authorities (hereinafter called "governmental authorities") which may be applicable thereto, together with all requisite shipping documentation and radiation and other survey data. M&EC shall conduct all requisite inspections of the Materials prior to shipment or provide assurance that the wastes conform to the Waste Acceptance Criteria (WAC) of PESI.

     d.   Delivery and Risk of Loss
          _________________________
          The Materials shall be delivered to PESI at the Central Processing Facility (CPF) in Gainesville, Florida. All shipments must be pre-approved. Subject to the terms of this Agreement, unless otherwise agreed to by the parties, neither the authorized Materials nor any part thereof shall be retumed to M&EC and PESI shall dispose of the same in accordance with all applicable regulations, including, but not limited to, any sale or other disposition for the PESI's benefit.

     e.   Delay
          _____
          Unless otherwise specified, if no Materials or part thereof are to be retumed to M&EC, any Schedule for performance of the Services is solely within the discretion of the PESI as long as all applicable governmental regulations are met.



                            APPENDIX A
                  M&EC\PESI - GENERAL AGREEMENT
CJW/M&EC598.END            Page 1 of 3               May 27, 1998

2.   Perma-Fix Environmental Services. Inc. GENERAL Description
     of Services Responsibilities
     _________________________________________________________

     a. PESI shall process, handle, store, test and arrange for disposal of such material. Such storing. processing and disposal services are herein after referred to as the "Services." PESI shall maintain records of receipt, inventory, and disposal for each shipment received.

     b. PESI reserves the right to make changes in the Services furnished by PESI which, in its opinion, may be required in order to meet the requirements of the purchase order and all applicable regulations. No such change will result in a change in the prices or schedules. In any case where Materials are to be returned to M&EC, PESI will consult with M&EC regarding any significant changes by Company.

     c.   Codes, Laws and Regulations
          ___________________________
          PESI will comply with all applicable codes and federal, state, and local laws and regulations, including the applicable requirements of governmental authorities. regarding (i) transportation, inspection, handling, processing, and disposal of the Materials and wastes generated from the Materials, and (ii) the design, construction, operation, and maintenance of the CPF and transportation equipment and facilities.

     d. If any date is provided to M&EC for performance of Services by PESI with respect to the Materials, such date shall be deemed to be an estimate only, and PESI shall not be liable for delays or interruptions in the performance of Services, which arise from any act, delay, or failure to act on the part of any governmental authority, including delays or failure to act in the issuance of permits or licenses; war (declared or undeclared); riot; revolution; acts of God; suspension or interruption in the operations of the CPF, for any reason, including changes in or compliance with applicable codes, laws. and regulations of governmental authorities or process or order of any court or administrative agency; accidents or disruptions such as fire, explosion, or major equipment breakdown; failure or delay, beyond PESI's reasonable control in securing necessary supplies, materials, equipment, services, or facilities; transportation shortages; labor difficulties such as strikes, slowdowns, shortages, or jurisdictional disputes; availability of acceptable transportation facilities or disposal facilities and sites at reasonable cost; or any cause beyond PESI's reasonable control. The time for performance shall be extended for a period equal to the time lost by reason of the delay.

     e. Upon PESI's taking possession of the material at its CPF via delivery by own or contract carrier, responsibility shall pass from the generator to PESI.

     f. Prices for other sized containers not specifically stated in this Agreement shall be obtained from PESI prior to shipment.

     g. The handling and processing of special problems associated with authorized services shall be performed and billed on a time and materials basis after notification has been provided M&EC by PESI.

                            APPENDIX A
                  M&EC\PESI - GENERAL AGREEMENT
CJW/M&EC598.END            Page 2 of 3               May 27, 1998

3.   Miscellaneous
     _____________

     a. Prior to beginning work a Scope of Work (SOW) specific to each client must be attached outlining the duration (or specific event) and financial arrangements (unless a price sheet is attached).

     b. If exclusivity is expected in the Scope of Work, it is to be specifically stated as a condition of the addendum and mutually agreed upon; otherwise, it is assumed that multiple vendors may be used, especially for a bid placement.




                            APPENDIX A
                  M&EC\PESI - GENERAL AGREEMENT
CJW/M&EC598.END            Page 3 of 3               May 27, 1998